EXHIBIT 21

LIST OF SIGNIFICANT SUBSIDIARIES

Name                                                                         Place of Incorporation

Topps Argentina SRL                                                          Argentina

Topps Europe Limited                                                         United Kingdom

Topps Canada, Inc.                                                           Canada

Topps Italia SRL                                                             Italy

Topps International Limited                                                  Ireland

WizKids, Inc.                                                                Delaware

Topps UK Limited                                                             United Kingdom

Topps Finance, Inc.                                                          Delaware

Topps Enterprises, Inc.                                                      Delaware